UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2023

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 21, 2023, Nuveen Churchill BDC SPV II, LLC (“SPV II”) and Nuveen Churchill BDC SPV IV, LLC (“SPV IV”), each a wholly owned subsidiary of Nuveen Churchill Direct Lending Corp. (the “Company”), entered into the First Amendment (the “Amendment”) to the Amended and Restated Loan and Servicing Agreement (the “Loan Agreement”) by and among SPV II and SPV IV, as the borrowers (collectively, the “Borrowers”), the Company, as the servicer, Sumitomo Mitsui Banking Corporation, as the administrative agent and the lender, U.S. Bank Trust Company, National Association, as the collateral administrator, and U.S. Bank National Association, as the account bank and the collateral custodian. Among other things, the Amendment (i) extends the reinvestment period under the Loan Agreement from November 24, 2023 to November 24, 2024 and the stated maturity date of the Loan Agreement from November 24, 2025 to November 24, 2026, (ii) increases the interest rate for loans under the Loan Agreement from (A) either the Base Rate (as defined in the Loan Agreement) plus 1.15% or the Term SOFR (as defined in the Loan Agreement) plus 2.15% to (B) either the Base Rate plus 1.65% or Term SOFR plus 2.65%, (iii) reduces the maximum facility amount from $300 million to $150 million upon the occurrence of a permitted securitization, subject to a subsequent increase to $250 million, in the sole discretion of the administrative agent, if so requested by the Borrowers, (iv) provide for an unused commitment fee of, from the three month anniversary of the Amendment date to the six month anniversary of the Amendment date, 0.50% per annum on the unused commitments and on or after the six month anniversary of the Amendment date, 0.50% per annum on the unused commitments if such unused commitments are less than 50% of the total commitments and 1.00% per annum on the unused commitments if such unused commitments are greater than or equal to 50% of the total commitments. In connection with the Amendment, the Borrowers will pay an extension fee of $450,000 plus an annualized fee of 0.30% multiplied by $150 million based on the length of time (in years) until the occurrence of a permitted securitization.

The description of the Amendment contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment to Amended and Restated Loan and Servicing Agreement, dated as of November 21, 2023, by and among SPV II, as a borrower, SPV IV, as a borrower, the Company, as the servicer, Sumitomo Mitsui Banking Corporation, as the administrative agent and the lender, U.S. Bank Trust Company, National Association, as the collateral administrator, and U.S. Bank National Association, as the account bank and the collateral custodian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

Date: November 27, 2023	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President